UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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PANGAEA LOGISTICS SOLUTIONS LTD.
(Name of Registrant as Specified in Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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PANGAEA LOGISTICS SOLUTIONS LTD.
109 Long Wharf
Newport, RI 02840

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON AUGUST 12, 2019

TO THE SHAREHOLDERS OF PANGAEA LOGISTICS SOLUTIONS LTD:

NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Pangaea Logistics Solutions Ltd., a Bermuda company, will be held at 4:00 p.m., Eastern Time, on August 12, 2019, in the Company's Executive Office at 109 Long Wharf, Newport, RI 02840. You are cordially invited to attend the annual meeting, which will be held for the following purposes:

(1)	to elect three directors to our Board of Directors as Class II directors serving until the annual meeting of shareholders to be held in 2022;

(2)
to vote on a proposal to approve the amendment of the PANGAEA LOGISTICS SOLUTIONS LTD. 2014 SHARE INCENTIVE PLAN (as amended and restated by the Board of Directors on May 14, 2019), the "2019 Amended Plan";

(3)	to transact such other business as may properly come before the meeting or any adjournment thereof.

Our Board of Directors has approved and recommends that you vote “FOR” the election of the three nominated directors, consisting of Paul Hong, Claus Boggild and David D. Sgro and “FOR” approval of the amendment of the PANGAEA LOGISTICS SOLUTIONS LTD. 2014 SHARE INCENTIVE PLAN (as amended and restated by the Board of Directors on May 14, 2019).

Your vote is important regardless of the number of shares you own. Whether you plan to attend the annual meeting or not, please sign, date and return the enclosed proxy card as soon as possible in the envelope provided. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted.

Thank you for your participation. We look forward to your continued support.

By Order of the Board of Directors

/s/ Edward Coll
Edward Coll
Chief Executive Officer, Chairman of the Board

Newport, Rhode Island
June 21, 2019

This notice and proxy statement is dated June 21, 2019, and is first being mailed to our shareholders on or about June 25, 2019.

TABLE OF CONTENTS

PROXY STATEMENT	1
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING	3
PROPOSAL 1 — ELECTION OF CLASS I DIRECTORS	6
BOARD OF DIRECTORS	6
Members of Our Board	7
Director Independence	9
Meetings and Committees of our Board of Directors	9
Board Leadership Structure and Role in Risk Oversight	9
Audit Committee Information	9
AUDIT COMMITTEE REPORT	10
Nominating Committee Information	13
Compensation Committee Information	13
PROPOSAL 2 — AN ORDINARY RESOLUTION TO APPROVE AN AMENDMENT TO THE PANGAEA LOGISTICS SOLUTIONS LTD. 2014 SHARE INCENTIVE PLAN (the "2019 Amended Plan")	13
SHARE OWNERSHIP	18
Security Ownership of Certain Beneficial Owners and Management	18
Section 16(a) Beneficial Ownership Reporting Compliance	18
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS	20
Related Person Policy	20
Related Party Transactions	21
Principal Auditor Fees and Services	12
Pre-Approval of Audit and Non-Audit Services	12
SHAREHOLDER PROPOSALS AND OTHER SHAREHOLDER COMMUNICATIONS	22
DELIVERY OF DOCUMENTS TO SHAREHOLDERS	22
OTHER BUSINESS	22
i

PROXY STATEMENT

General
This proxy statement, which is being mailed on or about June 25, 2019, to each person entitled to receive the accompanying Notice of Annual Meeting, is furnished in connection with the solicitation by the Board of Directors (the "Board") of Pangaea Logistics Solutions Ltd. ("Pangaea" or the "Company"), of proxies to be voted at the annual meeting of shareholders to be held on August 12, 2019, at 4:00 p.m. at the Company’s principal executive office, located at 109 Long Wharf, Newport, Rhode Island, and at any adjournments or postponements thereof.
Shareholders Who May Vote
All shareholders of record at the close of business on June 20, 2019 will be entitled to vote. As of June 20, 2019, Pangaea had outstanding 44,463,811 common shares, each of which is entitled to one vote with respect to each matter to be voted upon at the meeting. Proxies are solicited to give all shareholders who are entitled to vote on the matters that come before the meeting the opportunity to do so whether or not they attend the meeting in person.
Voting
If you are a holder of record of our common shares as of the record date, you may vote in person at the annual meeting or by submitting a proxy for the annual meeting. You may submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed postage paid envelope. If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or nominee, you should contact your broker, bank or nominee to ensure that votes related to the shares you beneficially own are properly counted. In this regard, you must provide the broker, bank or nominee with instructions on how to vote your shares or, if you wish to attend the meeting and vote in person, obtain a proxy from your broker, bank or nominee.
Changing or Revoking a Proxy
If you are a holder of record of our common shares as of the record date, you may change or revoke your proxy at any time before it is voted by submitting a new proxy with a later date, delivering a written notice of revocation to Pangaea's Secretary, or voting in person at the meeting. If your shares are held in the name of your broker or bank, you may change or revoke your voting instructions by contacting the bank or brokerage firm or other nominee holding the shares or by obtaining a legal proxy from such institution and voting in person at the annual meeting.
Required Vote
A quorum is required to conduct business at the meeting. A quorum requires the presence, in person or by proxy, of at least two shareholders representing the holders of at least thirty-three percent (33%) of the issued and outstanding shares entitled to vote at the meeting. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A broker non-vote occurs when you fail to provide voting instructions to your broker for shares owned by you but held in the name of your broker and your broker does not have authority to vote without instructions from you. Under those circumstances, your broker may be authorized to vote for you without your instructions on routine matters but is prohibited from voting without your instructions on non-routine matters. Non-routine matters include the election of directors for which your broker cannot vote and absent your instructions on how to vote, will result in broker non-votes.
Any question proposed for consideration at the meeting shall be decided on by a simple majority of votes cast.

Costs of Proxy Solicitation
Pangaea pays the cost of this solicitation of proxies. This solicitation is being made by mail but also may be made by telephone or in person. Our directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means.
Pangaea will request that persons who hold shares for others, such as banks and brokers, solicit the owners of those shares and will reimburse them for their reasonable out-of-pocket expenses for those solicitations.
Attending the Meeting
If your shares are held in the name of your bank or broker and you plan to attend the meeting, please bring proof of ownership with you to the meeting. A bank or brokerage account statement showing that you owned voting shares of Pangaea on June 20, 2019 is acceptable proof to establish share ownership and obtain admittance to the meeting. If you are a shareholder of record, no proof of ownership is required. All shareholders or their proxies should be prepared to present government-issued photo identification upon request for proof of ownership and/or admission to the meeting.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q.	Why am I receiving this proxy statement?

A.
Pangaea Logistics Solutions Ltd. is furnishing you this proxy statement to solicit proxies on behalf of its Board to be voted at the 2019 annual meeting of shareholders of Pangaea Logistics Solutions Ltd. The meeting will be held at the Company's Executive Office, 109 Long Wharf, Newport, RI 02840 on August 12, 2019, at 4:00 p.m. Eastern Time. The proxies also may be voted at any adjournments or postponements of the meeting. When used in this proxy statement, “Pangaea,” “Company,” “we,” “our,” “ours” and “us” refer to Pangaea Logistics Solutions Ltd. and its consolidated subsidiaries, except where the context otherwise requires or as otherwise indicated.

This proxy statement contains important information about the matters to be acted upon at the annual meeting. Shareholders should read it carefully.

Q.	What is a proxy?

A.
A proxy is your legal designation of another person to vote the shares you own on your behalf. That other person is referred to as a “proxy.” Our Board has designated Edward Coll and Mark Filanowski as proxies for the annual meeting. By completing and returning the enclosed proxy card, you are giving Mr. Coll and Mr. Filanowski the authority to vote your shares in the manner you indicate on your proxy card.

Q.	What do I need to do now?

A.
We urge you to read carefully and consider the information contained in this proxy statement. The vote of our shareholders is important. Shareholders are then encouraged to vote as soon as possible in accordance with the instructions provided in this proxy statement and on the enclosed proxy card.

Q.	Who is entitled to vote?

A.
We have fixed the close of business on June 20, 2019, as the “record date” for determining shareholders entitled to notice of and to attend and vote at the annual meeting. As of the close of business on June 20, 2019, there were 44,463,811 common shares outstanding and entitled to vote. Each common share is entitled to one vote per share at the annual meeting.

Q.	How do I vote?

A.
If you are a holder of record of our common shares as of the record date, you may vote in person at the annual meeting or by submitting a proxy for the annual meeting. You may submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed postage paid envelope. If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or nominee, you should contact your broker, bank or nominee to ensure that votes related to the shares you beneficially own are properly counted. In this regard, you must provide the broker, bank or nominee with instructions on how to vote your shares or, if you wish to attend the meeting and vote in person, obtain a proxy from your broker, bank or nominee.

Q.	What does it mean if I receive more than one proxy card?

A.
It indicates that you may have multiple accounts with us, brokers, banks, trustees, or other holders of record. Sign and return all proxy cards to ensure that all of your shares are voted. We encourage you to register all your accounts in the same name and address.

Q.	If my shares are held in “street name,” will my broker, bank or nominee automatically vote my shares for me?

A.
No. Your broker, bank or nominee cannot vote your shares unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee.

Q.	What are my voting choices when voting for director nominees, and what vote is needed to elect directors?

A.	In voting on the election of three director nominees to serve until the 2022 annual meeting of shareholders, shareholders may vote in one of the following ways:

•in favor of an individual nominee; or

•against an individual nominee; or

•withhold votes as to an individual nominee.

Each director will be elected by a simple majority of the votes of the common shares present or represented by proxy at the meeting.

Our Board recommends a vote “ FOR ” all nominees.

Q.	What if a shareholder does not specify a choice for a matter when returning a proxy?

A.
Shareholders should specify their choice for each matter on the enclosed form of proxy. If no instructions are given, proxies that are signed and returned will be voted “ FOR ” the election of the director nominees.

Q.	What constitutes a quorum?

A.
The presence, in person or by proxy, of at least two shareholders representing the holders of at least thirty-three percent (33%) of the outstanding common shares constitutes a quorum. We need a quorum of shareholders to hold a validly convened annual meeting. If you have signed and returned your proxy card, your shares will be counted toward the quorum. If a quorum is not present, the chairman may adjourn the meeting, without notice other than by announcement at the meeting, until the required quorum is present. As of the record date, 44,463,811 common shares were outstanding. Thus, the presence of the holders of common shares representing at least 14,821,270 shares will be required to establish a quorum.

Q.	How are abstentions and broker non-votes counted?

A.
Abstentions are counted for purposes of determining whether a quorum is present at the annual meeting. A properly executed proxy card marked “withhold” with respect to the election of the director will not be voted with respect to the director indicated, although it will be counted for purposes of determining whether there is a quorum.

Broker non-votes will have no effect on the outcome of the vote on any of the proposals.

Q.	Will any other business be transacted at the meeting? If so, how will my proxy be voted?

A.
We do not know of any business to be transacted at the annual meeting other than those matters described in this proxy statement. The period of time specified in our Bye-laws for submitting proposals to be considered at the meeting has expired and no proposals were submitted.

Q.	May I change my vote after I have mailed my signed proxy card?

A.
Yes. Send a later-dated, signed proxy card to our corporate secretary at the address set forth below so that it is received prior to the vote at the annual meeting or attend the annual meeting in person and vote. Shareholders also may revoke their proxy by sending a notice of revocation to our corporate secretary, which must be received by our corporate secretary prior to the vote at the annual meeting.

Q.	Will I be able to view the proxy materials electronically?

A.	Yes. To view this proxy statement and our 2018 Annual Report on Form 10-K ("Annual Report") electronically, visit our website at www.pangaeals.com/company-filings.

Q.	Where can I find the voting results of the annual meeting?

A.
We intend to announce preliminary voting results at the annual meeting and will publish final results on a current report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) within four business days of the annual meeting.

Q.
What is the deadline for submitting proposals to be considered for inclusion in the 2020 proxy statement and for submitting a nomination for director for consideration at the annual meeting of shareholders in 2020?

A.
We expect to hold our 2020 annual meeting of shareholders on or about August 6, 2020. Shareholder proposals made in accordance with the relevant provisions of the Companies Act 1981 of Bermuda (i.e. the jurisdiction of incorporation of the Company) requested to be included in our 2020 proxy statement must be received no later than March 31, 2020. Proposals and nominations should be directed to Gianni DelSignore, Chief Financial Officer and Secretary, Pangaea Logistics Solutions Ltd., 109 Long Wharf, Newport, RI 02840.

Q.	Who is paying the costs associated with soliciting proxies for the annual meeting?

A.
We are soliciting proxies on behalf of our Board. This solicitation is being made by mail but also may be made by telephone or in person. Our directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means. We will bear the cost of the solicitation.

We will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. We will reimburse them for their reasonable expenses.

Q.	Who can help answer my questions?

A.	If you have questions about the meeting or if you need additional copies of the proxy statement or the enclosed proxy card you should contact:

Gianni Del Signore
Phoenix Bulk Carriers (US) LLC
401.846.7790
gdelsignore@phoenixbulkus.com

PROPOSAL 1 — ELECTION OF CLASS I DIRECTORS

To elect the following three nominees to our Board of Directors as Class II directors serving until the annual meeting of shareholders to be held in 2022:

•	Paul Hong

•	Claus Boggild

•	David D. Sgro

Our Board of Directors consists of nine members divided into three classes. If approved at the 2019 meeting, our Board of Directors will consist of the following:

•	in Class I, to stand for reelection in 2021: Eric S. Rosenfeld, Richard T. du Moulin, Mark L. Filanowski and Anthony Laura;

•	in Class II, to stand for reelection in 2019: Paul Hong, Claus Boggild and David D. Sgro; and

•	in Class III, to stand for reelection in 2020: Edward Coll and Nam Trinh.

Votes to withhold authority and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not affect the election outcome.

Our Board believes that the nominees possess the qualities and experience that it believes our directors should possess, as described in detail below. The nominees for election to the Board, and our other continuing directors, together with their biographical information and the Board’s reasons for nominating them to serve as directors, are set forth below. No family relationship exists between any of the directors or the executive officers listed in the “Executive Officers and Executive Compensation” portion of this proxy statement.

The Board of Directors recommends a vote “FOR” the election of Paul Hong, Claus Boggild and David D. Sgro.

BOARD OF DIRECTORS

Members of Our Board

The following sets forth certain information concerning the persons who serve as the Company’s directors or are nominated for election:

Name	Age	Position
Edward Coll	62	Chairman of the Board and Chief Executive Officer
Carl Claus Boggild	62	Director
Paul Hong	49	Director
Richard T. du Moulin	72	Director
Mark L. Filanowski	64	Chief Operating Officer and Director
Eric S. Rosenfeld	62	Director
David D. Sgro	43	Director
Anthony Laura	67	Director
Nam Trinh	37	Director

Biographical information concerning the directors listed above is set forth below.

Class I Directors

Eric S. Rosenfeld. Mr. Rosenfeld serves as a director of the Company. He has been the President and Chief Executive Officer of Crescendo Partners, L.P., a New York based investment firm, since its formation in November 1998. Prior to forming Crescendo Partners, he held the position of Managing Director at CIBC Oppenheimer and its predecessor company Oppenheimer & Co., Inc. for 14 years. Mr. Rosenfeld currently serves as a director for CPI Aerostructures Inc., a company engaged in the contract production of structural aircraft parts, for which he also serves as Chairman Emeritus, Absolute Software Corp., a leader in firmware-embedded endpoint security and management for computers and ultraportable devices and Aecon Group Inc., a Toronto based construction company. Mr. Rosenfeld also is the lead independent director of the Cott Coporation, a route based service provider ofwater and coffee. Currently Mr. Rosenfeld serves as the CEO of Allegro Merger Corp., a blank-check company. He also serves on the board of NextDecade Corporation, an LNG development stage company. He was the Chairman and CEO of Harmony Merger Corp, a blank check company that merged with NextDecade. He was Chairman and CEO of Quartet Merger Corp., a blank-check company that merged with Pangaea.  Mr. Rosenfeld has also served as a director for numerous companies, including Arpeggio Acquisition Corporation, Rhapsody Acquisition Corporation and Trio Merger Corp., all blank check companies that later merged with Hill International, Primoris Services Corporation and SAExploration Holdings Inc., respectively. He also served on the board of directors of Sierra Systems Group Inc., an information technology, management consulting and systems integration firm, SAExploration Holdings Inc., a seismic data services company, Emergis Inc., an electronic commerce company, Hill International, a construction management firm, Matrikon Inc., a company that provides industrial intelligence solutions, DALSA Corp., a digital imaging and semiconductor firm, GEAC Computer, a software company, and Computer Horizons Corp., an IT services company.  Mr. Rosenfeld is a regular guest lecturer at Columbia Business School and has served on numerous panels at Queen’s University Business Law School Symposia, McGill Law School, the World Presidents’ Organization and the Value Investing Congress. He is a senior faculty member at the Director’s College. He has also been a regular guest host on CNBC. Mr. Rosenfeld received an A.B. in economics from Brown University and an M.B.A. from the Harvard Business School.  The board nominated Mr. Rosenfeld to be a director because he has extensive experience serving on the boards of multinational public companies and in capital markets and mergers and acquisitions transactions. Mr. Rosenfeld also has valuable experience in the operation of a worldwide business faced with a myriad of international business issues. Mr. Rosenfeld’s leadership and consensus-building skills, together with his experience as senior independent director of all boards on which he currently serves, make him an effective board member.

Richard T. du Moulin. Mr. du Moulin is currently the President of Intrepid Shipping LLC, a position he has held since he founded Intrepid in 2002. From 1974, he spent 15 years with OMI Corporation, where he served as Executive Vice President, Chief Operating Officer, and as a member of the company's Board of Directors. From 1998 to 2002, Mr. du Moulin served as Chairman and Chief Executive Officer of Marine Transport Corporation. From 1989 to 1998, Mr. du Moulin served as Chairman and CEO of Marine Transport Lines. Mr. du Moulin is a member of the Board of Trustees and former Chairman of the Seamens Church Institute of New York and New Jersey. He currently serves as a Director of Teekay Tankers and an advisor to Hudson Structured Capital Management. Mr. du Moulin served as Chairman of Intertanko, the leading trade organization for the tanker industry, from 1996 to 1999. Mr. du Moulin served in the US Navy and is a recipient of the US Coast Guard's Distinguished Service Medal. He

received a BA from Dartmouth College and an MBA from Harvard University. Mr. du Moulin’s qualifications to sit on our board include his operational experience and deep knowledge of the shipping industry.

Mark L. Filanowski. Mr. Filanowski was appointed to the position of Chief Operating Officer of the Company in January 2017, prior to which time he served as a consultant to the Company from 2014 to 2016. He has been a board member of the Company since 2014.  Mr. Filanowski formed Intrepid Shipping LLC with another board member, Richard du Moulin, in 2002;  Intrepid Shipping operates a small fleet of chemical tankers and handy bulkers.  Mr. Filanowski worked as a Certified Public Accountant at Ernst & Young for eight years. Mr. Filanowski has held executive management positions in several public and private manufacturing and maritime companies throughout his career. He is a member of the American Bureau of Shipping. Mr. Filanowski has served as the Chairman of the Board of two specialty marine insurance companies. He earned a BS from University of Connecticut and an MBA from New York University. Mr. Filanowski’s experience in many aspects of the shipping industry, his participation as a director on other independent company boards, and his financial background, qualifications, and experience, make him a valuable part of the Company’s board.

Anthony Laura. Mr. Laura is a founder of Pangaea and served as its Chief Financial Officer from the Company's inception until his retirement in April 2017. Prior to co-founding Bulk Partners Ltd., the predecessor to Pangaea, in 1996, Mr. Laura spent 10 years as CFO of Commodity Ocean Transport Corporation (COTCO). Mr. Laura also served as Chief Financial Officer at Navinvest Marine Services from 1986 to 2002. Mr. Laura is a graduate of Fordham University.

Class II Directors

Paul Hong. Mr. Hong serves as a director of the Company. Mr. Hong is a Senior Managing Director at Cartesian Capital Group. Prior to joining Cartesian, Paul served as Senior Vice President and General Counsel of AIG Capital Partners. Paul was previously an attorney in the corporate and tax departments of Kirkland & Ellis where he specialized in private equity transactions. Paul holds an AB in Economics from Columbia College, a JD from Columbia Law School, and an LLM in Taxation from New York University Law School. Mr. Hong’s qualifications to sit on our board include his substantial experience in the areas of business management and financial and investment expertise.

Carl Claus Boggild. Mr. Boggild is a founder of Pangaea and served as its President (Brazil) from the Company's inception until his retirement in 2016. Prior to co-founding Bulk Partners Ltd., the predecessor company to Pangaea, in 1996, Mr. Boggild was Director of Chartering and Operations at the Korf Group of Germany. He also was a partner at Trasafra Ltd., a Brazilian agent for the largest independent grain parcel operator from Argentina and Brazil to Europe. He worked for Hudson Trading and Chartering where he was responsible for Brazilian related transportation services. As President of COTCO, he was responsible for the operations of its affiliate Handy Bulk Carriers Corporation. Prior to becoming President of COTCO, Mr. Boggild was an Executive Vice President and was responsible for its Latin American operations. Mr. Boggild holds a diploma in International Maritime Law. Mr. Boggild’s qualifications to sit on our board include his operational experience and deep knowledge of the shipping industry.

David D. Sgro. David D. Sgro serves as a director of the Company. Mr. Sgro served as Quartet’s chief financial officer, secretary and a member of its Board of Directors. He has been the Head of Research of Jamarant Capital Mgmt. since its inception in 2015. Mr. Sgro has been a Senior Managing Director of Crescendo from December 2013 to the present and has held various positions with Crescendo since May 2005. Mr. Sgro presently serves or has served on the board of directors of Allegro Merger Corp., NextDecade Corporation, Trio, Primoris, Bridgewater Systems, Inc., SAExploration Holdings, Harmony Merger Corp., Imvescor Restaurant Group, Hill Intl., BSM Technologies and COM DEV International Ltd. Mr. Sgro attended Columbia Business School and prior to that, Mr. Sgro worked as an analyst and then senior analyst at Management Planning, Inc., a firm engaged in the valuation of privately held companies. Simultaneously, Mr. Sgro worked as an associate with MPI Securities, Management Planning, Inc.’s boutique investment banking affiliate. From June 2004 to August 2004, Mr. Sgro worked as an analyst intern at Brandes Investment Partners. Mr. Sgro received a B.S. in Finance from The College of New Jersey and an M.B.A. from Columbia Business School. In 2001, he became a Chartered Financial Analyst (CFA®) Charterholder. Mr. Sgro is a regular guest lecturer at the College of New Jersey and Columbia Business School.

Class III Directors

Edward Coll. Mr. Coll is the Chairman of the Board and Chief Executive Officer. Mr. Coll is a founder of Pangaea and has served as its Chief Executive Officer since its inception. Prior to co-founding Bulk Partners Ltd., the predecessor company to Pangaea, in 1996, Mr. Coll spent 10 years at Continental Grain Company with assignments in New York, New Orleans, Rome and Rotterdam. He joined Commodity Ocean Transport Corp (COTCO) in 1989 and became president of the company in 1993. In this position, Mr. Coll was responsible for the overall activities and businesses of three U.S public shipping companies. Mr. Coll is an elected member of the American Bureau of Shipping and has considerable expertise in the worldwide shipping and commodities markets and lectures regularly on these topics. He holds a B.S. in nautical science from the United States Merchant Marine Academy at Kings Point and a master's degree in international business from Pace University. Mr. Coll’s qualifications to sit on our board include his operational experience and deep knowledge of the shipping industry.

Nam H. Trinh.  Mr. Nam H. Trinh is a Director at Cartesian Capital Group.  Prior to joining Cartesian, Mr. Trinh worked at a Wall Street investment bank as an associate providing mergers and acquisitions advisory services.  Previously, Nam served in the assurance and advisory practice at Deloitte.  Nam graduated cum laude from the University of Pennsylvania, where he received a BS in economics with concentrations in finance, accounting and statistics from The Wharton School and a BSE in computer science and engineering from The School of Engineering and Applied Science.  Mr. Trinh is a CFA® charterholder.  Mr. Trinh's qualifications to serve on the board include his substantial experience in the areas of business management and financial and investment expertise.

Messrs. Rosenfeld, Trinh and Sgro serve on the Registrant’s audit committee. Messrs. du Moulin, Rosenfeld and Hong serve on the Registrant’s compensation committee and nominating committee.

Director Independence

We adhere to the rules of Nasdaq in determining whether a director is independent. Our Board consults with our counsel to ensure that the Board’s determinations are consistent with those rules and all relevant securities and other laws and regulations regarding the independence of directors. The Nasdaq listing standards define an “independent director” as a person, other than an executive officer of a company or any other individual having a relationship which, in the opinion of the issuer’s Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Nasdaq also requires the majority of the Board to be independent. Consistent with these considerations, our Board has affirmatively determined that Messrs. du Moulin, Hong, Rosenfeld, Sgro and Trinh are independent directors. These independent directors meet in executive session at least twice a year.

Meetings and Committees of our Board of Directors

During the period January 1, 2018 through December 31, 2018, Pangaea's Board held seven meetings. We expect our directors to attend all Board and any meetings of committees of the Board of which they are members and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. All of our current directors attended at least six of seven meetings of the Board and meetings of committees of the Board of which he was a member in fiscal year 2018. Although we do not have any formal policy regarding director attendance at shareholder meetings, we will attempt to schedule our meetings so that all of our directors can attend.

Board Leadership Structure and Role in Risk Oversight

The Chairman of the Board is our Chief Executive Officer; we do not have a lead independent director. Our Board's primary function is one of oversight. The Board as a whole has responsibility for risk oversight and reviews management’s risk assessment and risk management policies and procedures. We believe our board structure provides effective independent oversight of management due to the fact that five of the nine directors are independent. Its Audit Committee discusses our major financial risk exposures with management and the committee reports findings to our Board in connection with its risk oversight review.

Audit Committee Information

The Audit Committee of the Board is comprised of David Sgro, Eric Rosenfeld and Nam Trinh, each of whom is an independent director. The Audit Committee held four meetings during 2018. The Audit Committee’s duties are specified in our Audit Committee Charter, which is posted on the Company's website at www.pangaeals.com/investors/board-committee-charters. Such duties include, but are not limited to:

•	appoint and retain the independent auditor and approve the independent auditor’s compensation. The Committee shall have the sole authority to terminate the independent auditor;

•
pre-approve all audit services and permitted non-audit services to be performed for the Company by the independent auditor. The Committee may delegate authority to pre-approve audit services, other than the audit of the Company’s annual financial statements, and permitted non-audit services to one or more members, provided that decisions made pursuant to such delegated authority shall be presented to the full Committee at its next scheduled meeting;

•	evaluate the independent auditor’s qualification, performance and independence on an annual basis;

•	review with management and the independent auditor the audited financial statements to be included in the Company’s Annual Report to be filed with the Securities and Exchange Commission;

•
review with the independent auditor any difficulties the auditor encountered in the course of the audit work, including any restrictions on the scope of the independent auditor’s activities and any significant disagreements with management and management’s response;

•	recommend to the full Board, based on the Committee’s review and discussion with management and the independent auditor, that the audited financial statements be included in the Annual Report;

•	review the interim financial statements with management and the independent auditor prior to the filing of the Company’s quarterly report on Form 10-Q;

•	discuss with management the disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations;”

•
prior to the filing of each quarterly report, the Committee shall discuss with management and the independent auditor the quality and adequacy of the Company’s (1) internal controls for financial reporting, including any audit steps adopted in light of internal control deficiencies and (2) disclosure controls and procedures;

•
discuss with the independent auditor the auditor’s judgment about the quality, not just the acceptability, of the Company’s accounting principles, as applied in its financial statements and as selected by management;

•
monitor the Company’s assessment and plan to manage any key enterprise risks assigned to the Committee by the Board from time to time and discuss the Company’s major financial risk exposures and the steps that management has taken to monitor and control such exposures;

•
establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

•
review no less than annually management’s programs governing codes of business conduct and ethics, conflicts of interest, legal, and environmental compliance and obtain reports from management regarding compliance with law and the Company’s code of business conduct and ethics;

•	discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies;

•
review analyzes prepared by management setting forth significant financial reporting issues and judgments made in connection with the preparation of financial statements, including the effects of alternative GAAP measures and off-balance sheet structures, if any, on the Company’s financial statements;

•
review and approve all changes in the selection or application of accounting principles other than those changes in accounting principles mandated by newly-adopted authoritative accounting pronouncements.

Financial Experts on Audit Committee

The Audit Committee is composed exclusively of “independent directors” who are “financially literate” as defined under the Nasdaq listing standards. The Nasdaq listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, we must certify to Nasdaq that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The Board of Directors has determined that David Sgro and Nam Trinh qualify as “audit committee financial experts,” as defined under rules and regulations of the SEC.

AUDIT COMMITTEE REPORT

To the Shareholders of Pangaea Logistics Solutions Ltd.:

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. The Company’s management has the primary responsibility for the financial statements, for maintaining effective internal control over financial reporting, and for assessing the effectiveness of internal control over financial reporting. In fulfilling its oversight responsibilities, the Committee reviewed and discussed the audited consolidated financial statements and the related schedules included in the Annual Report on Form 10-K with Company management, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and, the clarity of disclosures in the financial statements.

The Committee is responsible for the appointment, compensation and oversight of the independent registered public accounting firm employed by the Company, Grant Thornton LLP. The Committee reviewed with Grant Thornton LLP, which is responsible for expressing an opinion on the conformity of those audited consolidated financial statements with U.S. generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee by the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”), including PCAOB Interim Auditing Standard AU Section 380, Communication with Audit Committees, the rules of the Securities and Exchange Commission, and other applicable regulations. In addition, the Committee has discussed with Grant Thornton LLP the firm’s independence from Company management and the Company, including the matters in the letter from the firm required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence, and considered the compatibility of non-audit services with Grant Thornton LLP’s independence.

The Committee also reviewed and discussed, together with management and Grant Thornton LLP, the Company’s audited consolidated financial statements for the year ended December 31, 2018 and the results of management’s assessment of the effectiveness of the Company’s internal control over financial reporting.

The Committee discussed with Grant Thornton LLP the overall scope and plans for their respective audits. The Committee meets with Grant Thornton LLP with and without management present, to discuss the results of their examinations; their evaluations of the Company’s internal control, including internal control over financial reporting; and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board approved, that the audited consolidated financial statements and related schedules and management’s assessment of the effectiveness of the Company’s internal control over financial reporting be incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 2018 filed by the Company with the Securities and Exchange Commission on March 20, 2019.

The Committee is governed by a charter, a copy of which is available on the Company's website: http://www.pangaeals.com. The Committee held four meetings during the period from January 1, 2018 through December 31, 2018. The Committee is comprised solely of independent directors as defined by the NASDAQ listing standards and Rule 10A-3 of the Securities Exchange Act of 1934, and includes one financial expert, as described in Section 407 of the Sarbanes-Oxley Act.

David Sgro, Audit Committee Chair
Eric Rosenfeld, Audit Committee Member
Nam Trinh, Audit Committee Member

June 21, 2019

Pre-Approval of Audit and Non-Audit Services

Our Audit Committee charter provides that all audit services and non-audit services must be pre-approved by the Audit Committee. The Audit Committee may delegate authority to grant pre-approvals of audit and permitted non-audit services to a subcommittee consisting of one or more members of the Audit Committee, provided that any pre-approvals granted by any such subcommittee must be presented to the full Audit Committee at its next scheduled meeting. From time to time, the Audit Committee has delegated to the Chairman of the committee the authority to pre-approve audit, audit-related and permitted non-audit services.

All non-audit services were reviewed with the Audit Committee or the Chairman, which concluded that the provision of such services by Grant Thornton LLP were compatible with the maintenance of such firm's independence in the conduct of their respective auditing functions.

Attendance of Independent Registered Public Accounting Firm at the 2019 Annual Meeting of Shareholders

There will not be any representative of Grant Thornton LLP in attendance at the 2019 annual meeting of shareholders.

Principal Auditor Fees and Services

The following table shows the fees billed to us or accrued by us for the audit and other services provided by Grant Thornton LLP for 2018 and 2017:

	2018	2017
Audit Fees (1)	$649,036	$672,367

(1)
Audit fees consist primarily of the audit and quarterly reviews of the consolidated financial statements, reviews of subsidiaries, consents, and assistance with and review of documents filed with the SEC.

Nominating Committee Information

The Nominating Committee of the Board of Directors consists of Richard du Moulin, Eric Rosenfeld and Paul Hong, each of whom is an independent director. The Nominating Committee held two meetings in 2018. The Nominating Committee is responsible for overseeing the selection of persons to be nominated to serve on our Board of Directors. The Nominating Committee considers persons identified by its members, management, shareholders, investment bankers and others.

Guidelines for Selecting Director Nominees

The guidelines for selecting nominees, which are specified in our Nominating Committee Charter, generally provide that persons to be nominated:

•	should have demonstrated notable or significant achievements in business, education or public service;

•
should possess the requisite intelligence, education and experience to make a significant contribution to the Board of Directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

•	should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of our shareholders.

The Nominating Committee will consider a number of qualifications relating to management and leadership experience, background, integrity and professionalism in evaluating a person’s candidacy for membership on the Board. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. The nominating committee does not distinguish among nominees recommended by shareholders and other persons.

There have been no material changes to the procedures by which security holders may recommend nominees to our Board of Directors. The Nominating Committee Charter is available on the Company's website at www.pangaeals.com/investors/board-committee-charters.

Compensation Committee Information

The Compensation Committee, which is comprised of Richard du Moulin, Eric Rosenfeld and Paul Hong, held four meetings in 2018. The Compensation Committee reviews and approves compensation paid to the Company’s officers and directors and administers the Company’s incentive compensation plans, including authority to make and modify awards under such plans. The Compensation Committee Charter is available on the Company’s website at www.pangaeals.com/investors/board-committee-charters.

Compensation committee interlocks and insider participations

As of the date of this filing, none of the members of our Compensation Committee will be, or will have at any time during the past year been, one of our officers or employees. None of our executive officers currently serves or in the past year has served as a member of the Board or Compensation Committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.
PROPOSAL 2 - AN ORDINARY RESOLUTION TO APPROVE AN AMENDMENT TO THE PANGAEA LOGISTICS SOLUTIONS LTD. 2014 SHARE INCENTIVE PLAN (the "2019 Amended Plan")
Proposed amendment to plan

We are asking our shareholders to approve an amendment and restatement of THE PANGAEA LOGISTICS SOLUTIONS LTD. 2014 SHARE INCENTIVE PLAN (the "2019 Amended Plan") that was approved by the Board on May 14, 2019, subject to shareholder approval at the Annual Meeting.

The change to the 2019 Amended Plan is as follows:

•
To increase the aggregate number of common shares with respect to which awards may be granted under the 2019 Amended Plan, such that the total number of shares made available for grant is 4,500,000. This is a net increase of 1,500,000 new shares added to the 177,684 shares which remained available for grant under the 2019 Amended Plan as of June 20, 2019. A total of 2,875,467 have been granted to non-employee directors and employees since inception of the plan.

The 2019 Amended Plan will become effective only if it is approved by the Company’s shareholders. In the event that the 2019 Amended Plan is not approved by the Company’s shareholders,

(i)
the Amended Plan (which has previously been approved by our shareholders) will continue in full force in accordance with its terms as in effect immediately prior to the adoption of the latest amendment by the Board,

(ii)	the Company may continue to grant awards under the Amended Plan in accordance with its terms and conditions

Why we are seeking additional shares. The Company is requesting approval of the amendment because the remaining unissued shares in the Amended Plan (177,684 shares as of June 20, 2019) are expected to be insufficient to cover anticipated grants of awards. The increase in shares is intended to provide the Company with additional shares for the grant of share-based awards to our eligible participants, thereby linking their compensation to shareholder value creation and providing a mix of compensation elements in their overall compensation arrangements.

2019 Amended Plan Summary
The following is a summary of the material features of the 2019 Amended Plan as proposed. The summary is qualified in its entirety by reference to the full text of the 2019 Amended Plan, which has been filed with the Securities and Exchange Commission ("SEC") as Exhibit 10.30 to the definitive proxy statement for our 2019 Annual Meeting and is available on the Company's website at www.pangaeals.com/company-filings.

Plan Administration. The 2019 Amended Plan is administered by the Board or such other committee consisting of two or more individuals appointed by the Board to administer the 2019 Amended Plan (the “Committee”). The Committee has the authority, among other things, to select participants, determine types of awards and terms and conditions of awards for participants, prescribe rules and regulations for the administration of the 2019 Amended Plan and make all decisions and determinations as deemed necessary or advisable for the administration of the 2019 Amended Plan. The Committee may delegate certain of its authority as it deems appropriate, pursuant to the terms of the 2019 Amended Plan, to officers or employees of the Company or its affiliates. The Committee’s actions will be final, conclusive and binding.
 Authorized Shares. A total of 4,500,000 common shares are reserved and available for delivery under the 2019 Amended Plan. The number of common shares reserved and available for delivery under the 2019 Amended Plan is subject to adjustment, as described below. The maximum number of common shares reserved and available for delivery under the 2019 Amended Plan may be issued in respect of incentive stock options. Common shares issued under the 2019 Amended Plan may consist of authorized but unissued common shares or previously issued common shares. Common shares underlying awards that are settled in cash, canceled, forfeited, or otherwise terminated without delivery to a participant will again be available for issuance under the 2019 Amended Plan. Common shares withheld or surrendered in connection with the payment of an exercise price of an award or to satisfy tax withholding will again become available for issuance under the 2019 Amended Plan.
Individual Limits. The maximum value of awards that may be granted to any non-employee directors of the Company in any one calendar year will not exceed $150,000 (calculating the value of any award based in shares on the grant date fair value of such awards for financial reporting purposes and excluding, for this purpose, the value of any dividend equivalent payment paid pursuant to any award granted in a previous year. Previously, the limitation was 10,000 shares.
During any time that the Company is subject to Section 162(m) of the Code, the maximum number of shares of common stock subject to options, share appreciation rights or performance awards, in each case, that may be granted to any individual in any one calendar year may not exceed 200,000 common shares. Similarly, the maximum value of a performance award that is valued in dollars and that is intended to qualify as performance-based compensation under Section 162(m) of the Code that may be granted to any individual in any one year may not exceed $1,000,000.
Types of Awards. The types of awards that may be available under the 2019 Amended Plan are described below. All of the awards described below will be subject to the terms and conditions determined by the Committee in its sole discretion, subject to certain limitations provided in the 2019 Amended Plan. Each award granted under the 2019 Amended Plan will be evidenced by an award agreement, which will govern that award’s terms and conditions.
Non-qualified Stock Options. A non-qualified stock option is an option that is not intended to meet the qualifications of an incentive stock option, as described below. An award of a non-qualified stock option grants a participant the right to purchase a certain number of our common shares during a specified term in the future, or upon the achievement of performance or other conditions, at an exercise price set by the Committee on the grant date. The term of a non-qualified stock option will be set by the Committee but may not exceed 10 years from the grant date. The exercise price may be paid using cash, or by certified or bank cashier’s check, and if approved by the Committee (i) by delivery of common shares previously owned by the participant, (ii) by a broker-assisted, cashless exercise in accordance with procedures approved by the Committee, or (iii) by any other means approved by the Committee.
Incentive Stock Options.  An incentive stock option is an option that meets the requirements of Section 422 of the Code. Incentive stock options may be granted only to our employees or employees of certain of our subsidiaries and must have an exercise price of no less than 100% of the fair market value (or 110% with respect to a ten-percent shareholder) of a common share on the grant date and a term of no more than 10 years (or 5 years with respect to a ten-percent shareholder).
Share Appreciation Rights.  A share appreciation right entitles the participant to receive an amount equal to the difference between the fair market value of our common shares on the exercise date and the base price of the share appreciation right that is set by the Committee on the grant date, multiplied by the number of shares subject to the share appreciation right. The term of a share appreciation right will be set by the Committee but may not exceed 10 years from the grant date. Payment to a participant upon the exercise of a share appreciation right may be either in cash, common shares, or specified property as determined by the Committee.
Restricted Shares.  A restricted share award is an award of restricted common shares that does not vest until a specified period of time has elapsed, and/or upon the achievement of performance or other conditions determined by the Committee, and which will be forfeited if the conditions to vesting are not met. During the period that any restrictions apply, transfer of the restricted common shares is generally prohibited. Unless otherwise specified in their award agreement, participants generally have all of the rights of a shareholder as to the restricted common shares, including the right to vote such shares, provided, that any cash or share dividends with respect to the restricted common shares will be withheld by the Company and will be subject to forfeiture to the same degree as the restricted common shares to which such dividends relate.
Restricted Share Units.  A restricted share unit is an unfunded and unsecured obligation to issue a common share (or an equivalent cash amount) to the participant in the future. Restricted share units become payable on terms and conditions determined by the Committee and will vest and be settled at such times in cash, common shares, or other specified property, as determined by the Committee.
Other Share-Based or Cash-Based Awards.  Under the 2019 Amended Plan, the Committee may grant other types of equity-based or cash-based awards subject to such terms and conditions that the Committee may determine. Such awards may include the grant of dividend equivalents, which generally entitle the participant to receive amounts equal to the dividends that are paid on the shares underlying the award. The Committee may also grant common shares as a bonus, and may grant other awards in lieu of obligations of the Company or its affiliates to pay cash or deliver other property under the 2019 Amended Plan or under other plans or compensatory arrangements, subject to such terms and conditions as the Committee may determine.
Performance Awards.  A performance award is an award of common shares or units subject (in whole or in part) to the achievement of pre-determined performance objectives specified by the Committee. Earned performance awards may be settled in cash, common shares, or other awards (or in a combination thereof), at the discretion of the Committee. The Committee will be responsible for setting the applicable performance objectives, which will be limited to specific levels of or increases in one or more of the following business criteria: (i) earnings, including net earnings, total earnings, operating earnings, earnings growth, operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items or book value per share (which may exclude nonrecurring items); (ii) pre-tax income or after-tax income; (iii) earnings per share (basic or diluted); (iv) operating profit; (v) revenue, revenue growth, or rate of revenue growth; (vi) return on assets (gross or net), return on investment, return on capital, return on equity, financial return ratios, or internal rates of return; (vii) returns on sales or revenues; (viii) operating expenses; (ix) share price appreciation; (x) cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on investment (discounted or otherwise), net cash provided by operations or cash flow in excess of cost of capital, working capital turnover; (xi) implementation or completion of critical projects or processes; (xii) economic value created; (xiii) balance sheet measurements (including, but not limited to, receivable turnover); (xiv) cumulative earnings per share growth; (xv) operating margin, profit margin, or gross margin; (xvi) share price or total shareholder return; (xvii) cost or expense targets, reductions and savings, productivity and efficiencies; (xviii) sales or sales growth; (xix) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, market share, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures, and similar transactions, and budget comparisons; and (xx) personal professional objectives, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the development of long term business goals, the formation of joint ventures, research or development collaborations, and the completion of other corporate transactions.
Performance objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of an individual participant, a specific division, department or function of the Company or one of its subsidiaries or affiliates. Performance objectives may be expressed in absolute terms or on a relative basis. Relative performance may be measured by a comparison to a group of peer companies or to a financial market index. The Committee may adjust any performance objective and the related minimum acceptable level of achievement if, in the sole judgment of the Committee, events or transactions have occurred after the award’s grant date that are unrelated to the performance of the Company or the participant and result in a distortion of the performance objectives or the related minimum acceptable level of achievement. However, in no event will any adjustment be made if the performance award is intended to qualify for the performance-based compensation exception under Section 162(m) and such adjustment would cause the award to fail to so qualify.
Adjustments.  The aggregate number of common shares reserved and available for delivery under the 2019 Amended Plan, the individual limitations, the number of common shares covered by each outstanding award, and the price per common share underlying each outstanding award will be equitably and proportionally adjusted or substituted, as determined by the Committee, as to the number, price or kind of share or other consideration subject to such awards in connection with share dividends, extraordinary cash dividends, share splits, reverse share splits, recapitalizations, reorganizations, mergers, amalgamations, consolidations, combinations, exchanges, or other relevant changes in our capitalization affecting our common shares or our capital structure, or in the event of any change in applicable law or circumstances that results in or could result in, as determined by the Committee in its sole discretion, any substantial dilution or enlargement of the rights intended to be granted to, or available for, participants in the 2019 Amended Plan.
Corporate Events.  In the event of a merger, amalgamation, or consolidation involving the Company in which the Company is not the surviving corporation or in which the Company is the surviving corporation but the holders of its common shares receive securities of another corporation or other property or cash, a “change in control” (as defined in the 2019 Amended Plan), or a reorganization, dissolution, or liquidation of the Company, the Committee may, in its discretion, provide for the assumption or substitution of outstanding awards, accelerate the vesting of outstanding awards, cash-out outstanding awards, or replace outstanding awards with a cash incentive program that preserves the value of the awards so replaced.
Transferability.  Awards under the 2019 Amended Plan may not be sold, transferred, pledged, or assigned other than by the will or by the applicable laws of descent and distribution, unless (for awards other than incentive stock options) otherwise provided in an award agreement or determined by the Committee.
Amendment.  The Board or the Committee may amend the 2019 Amended Plan or outstanding awards at any time. The Company’s shareholders must approve any amendment if their approval is required pursuant to applicable law or the applicable rules of each national securities exchange on which the Company’s common shares are traded. No amendment to the 2019 Amended Plan or outstanding awards which materially impairs the right of a participant is permitted unless the participant consents in writing. Shareholder approval will be required for any amendment that reduces the exercise price or base price of any outstanding award or that would be treated as a repricing under generally accepted accounting principles. Shareholder approval will also be required for the repurchase for cash or cancellation of an award at a time when its exercise price or base price, as applicable, exceeds the fair market value of a common share on the date of such repurchase or cancellation.
Termination.  The 2019 Amended Plan will terminate on the day before the tenth anniversary of the 2019 Amended Plan’s effective date. In addition, the Board or the Committee may suspend or terminate the 2019 Amended Plan at any time. Following any such suspension or termination, the 2019 Amended Plan will remain in effect to govern any then outstanding awards until such awards are forfeited, terminated or otherwise canceled or earned, exercised, settled or otherwise paid out, in accordance with their terms.
Clawback.  All awards under the 2019 Amended Plan will be subject to any incentive compensation clawback or recoupment policy currently in effect, or as may be adopted by our board of directors or any committee thereof from time to time.
Certain U.S. Federal Income Tax Consequences
The following is a brief discussion of the U.S. federal income tax consequences for stock options granted under the 2019 Amended Plan. The 2019 Amended Plan is not subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended, and it is not, nor is it intended to be, qualified under Section 401(a) of the Code. This discussion is based on current law, is not intended to constitute tax advice, and does not address all aspects of U.S. federal income taxation that may be relevant to a particular participant in light of his or her personal circumstances and does not describe foreign, state, or local tax consequences, which may be substantially different. Holders of stock options under the 2019 Amended Plan are encouraged to consult with their own tax advisors.
Non-Qualified Stock Options. With respect to non-qualified stock options, (i) no income is realized by a participant at the time the stock option is granted; (ii) generally, at exercise, ordinary income is realized by the participant in an amount equal to the difference between the exercise price paid for the shares and the fair market value of the shares on the date of exercise; and (iii) upon a subsequent sale of the stock received on exercise, appreciation (or depreciation) after the date of exercise is treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held, and no deduction will be allowed to such participant’s employer.
Incentive Stock Options. No income is realized by a participant upon the grant or exercise of an incentive stock option, however, such participant will generally be required to include the excess of the fair market value of the shares at exercise over the exercise price in his or her alternative minimum taxable income. If shares are issued to a participant pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such shares is made by such participant within two years after the date of grant or within one year after the transfer of such shares to such participant, then upon sale of such shares, any amount realized in excess of the exercise price will be taxed to such participant as a long-term capital gain, and any loss sustained will be a long-term capital loss.
If shares acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, generally the participant will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at exercise (or, if less, the amount realized on the disposition of such shares) over the exercise price paid for such shares. Any further gain (or loss) realized by the participant will be taxed as short-term or long-term capital gain (or loss), as the case may be, and will not result in any deduction by the employer.
Subject to certain exceptions for disability or death, if an incentive stock option is exercised more than three months following termination of employment, the exercise of the stock option will generally be taxed as the exercise of a non-qualified stock option.

New Plan Benefits
Because awards to be granted in the future under the 2019 Amended Plan are at the discretion of the Committee and/or the Board (including awards to non-employee directors of the Company), it is not possible to determine the benefits or the amounts received or that will be received under the 2019 Amended Plan by eligible participants.
Equity Compensation Plan Information
The following table provides information as of June 20, 2019 with respect to compensation plans under which shares of the Company are authorized for issuance.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants, and rights	(b) Weighted-average exercise price of outstanding options, warrants, and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by shareholders	---	---	177,684
Equity compensation plans not approved by shareholders	--	--	--
Total	---	---	177,684

During 2016, the Company adopted, and our shareholders approved, the Amended Plan. The Amended Plan is currently our only equity compensation plan. If approved by our shareholders at the 2019 Annual Meeting, the new 2019 Amended Plan will become effective upon such approval. If our shareholders do not approve the amendment, the Amended Plan as amended and restated by the Board of Directors on May 9, 2016 and approved by shareholders on August 9, 2016 will remain in full force and effect in accordance with its terms and conditions.

SHARE OWNERSHIP

Security Ownership of Certain Beneficial Owners

The following table sets forth the beneficial ownership of our common shares as of the most recent practicable date prior to filing by (1) each person, or group of affiliated persons, known by us to be the beneficial owner of 5% or more of our outstanding common shares, (2) each of our directors, (3) each of our named executive officers and (4) all of our directors and executive officers as a group.

To our knowledge, each person named in the table has sole voting and investment power with respect to all of the securities shown as beneficially owned by such person, except as otherwise set forth in the notes to the table. The number of securities shown represents the number of securities the person “beneficially owns,” as determined by the rules of the SEC. The SEC has defined “beneficial” ownership of a security to mean the possession, directly or indirectly, of voting power and/or investment power. A security holder is also deemed to be, as of any date, the beneficial owner of all securities that such security holder has the right to acquire within 60 days after that date through (1) the exercise of any option, warrant or right, (2) the conversion of a security, (3) the power to revoke a trust, discretionary account or similar arrangement, or (4) the automatic termination of a trust, discretionary account or similar arrangement.

The percentages below reflect beneficial ownership on the Record Date, as determined in accordance with Rule 13d-3 under the Exchange Act and assumes there are 44,463,811 common shares outstanding.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Approximate Percentage of Beneficial Ownership (2)
Directors and Executive Officers:
Edward Coll (3) 41 Sigourney Road Portsmouth, RI 02871	8,349,971	18.78%
Lagoa Investments (4) c/o Phoenix Bulk Carriers (US) LLC 109 Long Wharf Newport, RI 02840	8,259,999	18.58%
Gianni DelSignore* 257 Wickham Rd. North Kingstown, RI 02852	137,555	—%
Anthony Laura	2,585,483	5.81%
Richard T. du Moulin* 52 Elm Avenue Larchmont, NY 10538	130,409	—%
Mark L. Filanowski* 71 Arrowhead Way Darien, CT 06820-5507	160,882	—%
Paul Hong c/o Cartesian Capital Group, LLC 505 Fifth Avenue, 15th Floor New York, NY 10017	—	—%
Eric S. Rosenfeld (5) 777 Third Ave, 37th Floor New York, NY 10017	842,541	1.89%
David D. Sgro* (6) 777 Third Ave, 37th Floor New York, NY 10017	278,618	—%
Nam Trinh* c/o Cartesian Capital Group, LLC 505 Fifth Avenue, 15th Floor New York, NY 10017	—	—%
All Directors and Officers as a Group	20,745,458	46.66%

Five Percent Holders:
Edward Coll	8,349,971	18.78%
Lagoa Investments	8,259,999	18.58%
Peter Yu (7) c/o Cartesian Capital Group, LLC 505 Fifth Avenue, 15th Floor New York, NY 10017	14,156,303	31.84%
Pangaea One (Cayman), L.P. c/o Cartesian Capital Group, LLC 505 Fifth Avenue, 15th Floor New York, NY 10017	3,297,254	7.42%
Pangaea One Parallel Fund, L.P. c/o Cartesian Capital Group, LLC 505 Fifth Avenue, 15th Floor New York, NY 10017	3,081,156	6.93%
Anthony Laura	2,585,483	5.81%
  *Less than 1%.

(1)	Unless otherwise indicated, the business address of each of the individuals is c/o Phoenix Bulk Carriers (US) LLC, 109 Long Wharf, Newport, Rhode Island 02840.

(2)
The beneficial ownership of the common shares by the shareholders set forth in the table is determined in accordance with Rule 13d-3 under the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any common shares as to which the shareholder has sole or shared voting power or investment power and also any common shares that the shareholder has the right to acquire within 60 days. The percentage of beneficial ownership is calculated based on 44,149,254 outstanding common shares. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all common shares beneficially owned by them.

(3)
Shares owned by Edward Coll include 5,120,000 common shares held by three irrevocable trusts for the benefit of his children, all as to which Mr. Coll has sole or shared voting power or investment power. Accordingly, solely for purposes of reporting beneficial ownership of such shares pursuant to Section 13(d) of the Exchange Act, Mr. Coll may be deemed to be the beneficial owner of these shares.

(4)
Shares owned by Lagoa Investments. Mr. Boggild is the Managing Director of Lagoa Investments and solely for purposes of reporting beneficial ownership of such shares pursuant to Section 13(d) of the Exchange Act, Mr. Boggild may be deemed to be the beneficial owner of the shares held by Lagoa Investments.

(5)
Shares owned by Eric Rosenfeld include 355,556 shares owned by Crescendo Partners III, L.P. Mr. Rosenfeld is the Managing Member of Crescendo Investments III, LLC which is the General Partner of Crescendo Partners III, L.P. Accordingly, solely for purposes of reporting beneficial ownership of such shares pursuant to Section 13(d) of the Exchange Act, Mr. Rosenfeld may be deemed to be the beneficial owner of the shares held by Crescendo Partners III, L.P.

(6)
Shares owned by David Sgro include 66,667 shares owned by Jamarant Capital L.P. of which Mr. Sgro is the Managing Member. Accordingly, solely for purposes of reporting beneficial ownership of such shares pursuant to Section 13(d) of the Exchange Act, Mr. Sgro may be deemed to be the beneficial owner of the shares held by Jamarant Capital L.P.

(7)
Mr. Yu is a principal officer or director of the entity directly or indirectly controlling the general partner of each of Pangaea One Acquisition Holdings XIV, LLC., Pangaea One (Cayman), L.P., Pangaea One Parallel Fund, L.P., Pangaea One Parallel Fund (B), L.P., Leggonly, L.P., Malemod, L.P., Imfinno, L.P., and Nypsun, L.P. (collectively, the “Pangaea One Entities”). Accordingly, solely for purposes of reporting beneficial ownership of such shares pursuant to Section 13(d) of the Exchange Act, Mr. Yu may be deemed to be the beneficial owner of the shares held by the Pangaea One Entities.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, officers and persons owning more than 10% of our common shares to file reports of ownership and changes of ownership with the SEC. Based on our review of the copies of such reports furnished to us, or representations from certain reporting persons that no other reports were required, we believe that all applicable filing requirements were complied with during the fiscal year ended December 31, 2018.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions will require prior approval by our Audit Committee and a majority of our disinterested independent directors, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our Audit Committee and a majority of our disinterested independent directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

Related Person Policy

Our Code of Ethics requires us to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interests, except under guidelines approved by the Board or the Audit Committee. Related-party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) we or any of our subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of our common shares, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

We also require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

Related Person Transactions

	December 31, 2018	Activity	March 31, 2019
			(unaudited)
Included in trade accounts receivable and voyage revenue on the consolidated balance sheets and statements of income, respectively:
Trade receivables due from King George Slag(i)	627,629	(50,000)	577,629

Included in accounts payable, accrued expenses and other current liabilities on the consolidated balance sheets:
Affiliated companies (trade payables)(ii)	$1,971,935	323,663	$2,295,598

Included in current related party debt on the consolidated balance sheets:
Loan payable – 2011 Founders Note	$2,595,000	(865,000)	$1,730,000
Interest payable - 2011 Founders Note	282,746	26,898	309,644
Total current related party debt	$2,877,746	$(838,102)	$2,039,644
i. King George Slag LLC is a joint venture of which the Company owns 25%
ii. Seamar Management S.A. ("Seamar")

On October 1, 2011, the Company entered into a $10,000,000 loan agreement with the Founders, which was payable on demand at the request of the lenders (the 2011 Founders Note). The note bears interest at a rate of 5%. The balance of the 2011 Founders Note was $4,325,000 at March 31, 2018 and December 31, 2017.

Under the terms of a technical management agreement between the Company and Seamar Management S.A. (“Seamar”), an equity method investee, Seamar is responsible for the day-to-day operations for certain of the Company’s owned vessels. During the three months ended March 31, 2019 and 2018, the Company incurred technical management fees of approximately $716,400 and $756,000, respectively, under this arrangement. The total amounts payable to Seamar at March 31, 2019 and December 31, 2018 were approximately $2,296,000 and $1,972,000, respectively.

Dividends payable consist of the following, all of which are payable to related parties:

2013 common stock dividend
Balance at December 31, 2018	$4,063,598
Payments	(1,135,000)
Balance at March 31, 2019	$2,928,598

SHAREHOLDER PROPOSALS AND OTHER SHAREHOLDER COMMUNICATIONS

Our 2020 annual meeting of shareholders is expected to be held on or about August 6, 2020 unless the date is changed by our Board. If you are a shareholder and you want to include a proposal in the proxy statement for the 2020 annual meeting, you need to provide it to Pangaea by no later than March 31, 2020. You should direct any proposals to Gianni DelSignore, Chief Financial Officer, Pangaea Logistics Solutions Ltd., 109 Long Wharf, Newport, RI 02840. In addition, our Bye-laws establish advance notice procedures with regard to certain matters, including director nominations, to be brought before an annual meeting. If you are a shareholder and you want to present a matter of business to be considered at the 2020 annual meeting, you must give timely notice of the matter, in writing, to our Corporate Secretary. To be timely, the notice has to be given between March 15, 2020 and April 15, 2020.

Shareholders and interested parties may communicate with Pangaea’s Board, any committee chairperson or the non-management directors as a group by writing to the Board or committee chairperson in care of Pangaea Logistics Solutions Ltd., 109 Long Wharf, Newport, RI 02840. Each communication will be forwarded, depending on the subject matter, to the Board, the appropriate committee chairperson or all non-management directors.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS

Our Annual Report for the fiscal year ended December 31, 2018, which was filed with the SEC on March 20, 2019, is being mailed to all shareholders of record with this proxy statement. The Annual Report does not constitute, and should not be considered, a part of this proxy solicitation material.

Pursuant to the rules of the SEC, we and the services that we employ to deliver communications to our shareholders, are permitted to deliver to two or more shareholders sharing the same address a single copy of each of our Annual Report and our proxy statement. Upon written or oral request, we will deliver a separate copy of the Annual Report and/or proxy statement to any shareholder at a shared address to which a single copy of each document was delivered and who wishes to receive separate copies of such documents. Shareholders receiving multiple copies of such documents may likewise request that we deliver single copies of such documents in the future. Shareholders may notify us of their requests by calling or writing us at:

Pangaea Logistics Solutions Ltd.
109 Long Wharf
Newport, RI 02840
(401) 846-7790
Attention: Investor Relations

A copy of our Annual Report, which includes our financial statements for the fiscal year ended December 31, 2018, is available without charge upon written request to the address set forth above.

OTHER BUSINESS

We are not aware of any matters to be acted upon at the 2019 annual meeting of shareholders other than those described above. The persons named in the proxies will vote in accordance with the recommendation of the Board of Directors on any other matters incidental to the conduct of, or otherwise properly brought before, the annual meeting. Discretionary authority for them to do so is contained in the proxy.

Whether you intend to be present at the annual meeting or not, we urge you to return your signed proxy promptly.